SCHEDULE 14A

(RULE 14a‑101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant  ☑

Filed by a Party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☐	Definitive proxy statement

☑	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a‑12

BELDEN INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 21, 2020

The following Notice of Change to Virtual Meeting Format relates to the proxy statement (the “Proxy Statement”) of Belden Inc. (the “Company”), dated April 6, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for exercise at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 1, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2020

To the Stockholders of Belden Inc.,

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, directors, employees, and our community, the Company has changed the format of the 2020 Annual Meeting of Stockholders of Belden Inc. The Annual Meeting will be held over the Internet in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. The date and time have not been changed, and the meeting will continue to be held on May 21, 2020 at 12:30 p.m., Central Time. Stockholders attending the Annual Meeting remotely will have the same opportunities they have had at past annual meetings to participate, vote, ask questions, and provide feedback to the company’s management team and the Board of Directors.

If you were a stockholder at the close of business on the record date of March 24, 2020, you are eligible to access, participate in and vote at the virtual meeting. The items of business are the same as set forth in the meeting notice previously mailed or made available to you.

The meeting will be hosted at https://www.virtualshareholdermeeting.com/BDC2020. The meeting will begin promptly at 12:30 p.m., Central Time and online access will open 15 minutes prior to allow time to log-in. You will need your voter control number, which you can find on your original proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

You may continue to submit your proxy in advance of the Annual Meeting via the Internet, by phone or by mail by following the instructions included on the original proxy card, voting instruction form or notice previously distributed. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

/s/ Brian E. Anderson

Brian E. Anderson

Corporate Secretary

May 1, 2020